Exhibit (h)(v) under Form N-1A
                                               Exhibit 10 under Item 601/Reg S-K


                               Amendment No. 4 to
       Agreement for Administrative Services and Transfer Agency Services
                                     between
                       Regions Morgan Keegan Select Funds
                                       and
                           Federated Services Company



      This Amendment to the Agreement for Administrative Services and Transfer Agency Services ("Agreement") dated as of December 1, 2001 between Regions Morgan Keegan Select Funds ("Funds") and Federated Services Company ("FServ") is made and entered into as of May 17, 2004.



      WHEREAS, the Funds have entered into the Agreement with FServ;



      WHEREAS, the Funds desire and FServ agrees to amend certain provisions of the Agreement for good and valuable consideration, of which the parties hereby acknowledge receipt;



      NOW, THEREFORE, the parties intending to be legally bound agree as follows effective the close of business on May 31, 2004:



1. FServ shall no longer be obligated to prepare and file with the Securities and Exchange Commission reports to shareholders as required by paragraph B of Article 2 of the Agreement with respect to Regions Morgan Keegan Select Mid Cap Value Fund, Regions Morgan Keegan Select Value Fund, Regions Morgan Keegan Select Growth Fund and Regions Morgan Keegan Select Mid Cap Growth Fund (together, the "Equity Funds").

2. Paragraphs I through L of Article 2 of the Agreement are deleted in their entirety with respect to the Equity Funds.



WITNESS the due execution hereof this 17th day of May, 2004.



                    Regions Morgan Keegan Select Funds


                    By:   /s/ Gail C. Jones
                       -------------------------------------------
                    Name:  Gail C. Jones
                    Title:  Assistant Secretary


                    Federated Services Company


                    By:   /s/ Charles L. Davis, Jr.
                       -------------------------------------------
                    Name:  Charles L. Davis, Jr.
                    Title:  Vice President